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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE

Contact:
John M. Thornton
Mitek Systems, Incorporated
(858) 635-5900
www.miteksys.com
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               MITEK EXPECTS DECLINE IN FOURTH FISCAL QUARTER AND
                            FISCAL YEAR 2000 RESULTS

                 Mitek Will Restate Third Fiscal Quarter Results



SAN DIEGO, CA, September 29, 2000 -- Mitek Systems, Inc. (Nasdaq: MITK), a developer of automated document recognition technology, today reported that it will restate its third quarter earnings and expects fourth quarter revenues and profits will not meet expectations.

In the course of reviewing the Company's compliance with the American Institute of Certified Public Accountants' Statement of Position 97-2, Software Revenue Recognition ("Position 97-2"), the Company became aware that the terms and conditions of a particular contract were not in full compliance with the guidelines of Position 97-2. Although the terms and conditions of this contract have subsequently been amended and brought into compliance with Position 97-2, it appears it was not in compliance as of June 30, 2000. Therefore, the revenue associated with the contract in question may not be included in the quarter ended, June 30, 2000 under the provisions of Position 97-2. The revenue may properly be recorded in the subsequent quarter ending September 30, 2000, that being the quarter in which the contract was amended and compliance was achieved.

As a result, the $1.4 million in revenue and associated costs from the contract will be removed from the quarter ended June 30, 2000. This restatement will not significantly affect the year's performance, as the revenue and associated costs of this contract will be reflected in the fourth quarter ended September 30, 2000.

The Company will restate its third quarter results to reflect this adjustment and file an amendment to its quarterly report on Form 10-Q for the three and nine month periods ended June 30, 2000.

The Company remains confident that its product lines are the best of their class; however, management now believes the fourth quarter results of fiscal 2000 will not meet the goals set for this fiscal year. It appears that several contracts are not expected to be finalized by the close of the fiscal year ended September 30, 2000, which will most likely result in a fourth quarter revenue and profit shortfall. The Company intends to continue to aggressively pursue finalizing these contracts in the near term.

Mitek's results for the fiscal fourth quarter and year ended September 30, 2000 are expected to be released during the week of November 6, 2000. A conference call will be held at that time to discuss the fourth quarter, fiscal year end results and the outlook for fiscal year 2001.

About Mitek Systems

Mitek Systems, Inc. is a worldwide provider of intelligent character recognition technology, products and services for the document and check imaging markets. The Company's document imaging software engine and intelligent character recognition products and services are used in mission-critical and high volume data entry, data capture and forms processing applications installed in many of the world's leading


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financial institutions, manufacturing and service companies, and government organizations. For more information about Mitek Systems, please contact the Company at 10070 Carroll Canyon Road, San Diego, CA 92131, (858) 635-5900, or visit the Company's Web site at www.miteksys.com.

Forward Looking Statement Disclosure

With the exception of historical matters, the matters discussed in this news release are forward-looking statements that involve risks and uncertainty. Forward-looking statements include, but are not limited to, statements relating to the development and pace of sales of the Company's products, expected trends and growth in the Company's results of operations, projections concerning the Company's available cash flow and liquidity, anticipated penetration in new and existing markets for the Company's products and the size of such markets, anticipated acceptance of the Company's products by existing and new customers, the ability of the Company to sustain any growth in sales and revenue and the increase in sales representatives and other personnel. The Company's actual results could differ in such forward-looking statements. There can be no assurance that the Company will achieve the results set forth herein.

Mitek and Mitek Systems are registered trademarks of Mitek Systems, Inc. All other product or company names may be trademarks or registered trademarks of their respective holders.

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